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                                                                   Exhibit 10.9

                                    AGREEMENT


                  THIS AGREEMENT, made and entered into as of the 17th day of July, 2001, by and between AirNet Systems, Inc., an Ohio corporation having its principal place of business at 3939 International Gateway, Columbus, Ohio 43219 ("AirNet"), and Gerald G. Mercer, an individual residing at 1804 Avanti Court, Daytona, FL 32124 ("Mercer").

                  WHEREAS, Mercer was AirNet's founder and, most recently, Chairman and has also served as a Director of AirNet; and

                  WHEREAS, on or before August 15, 2001, Mercer will resign as Chairman and remain as a Director in accordance with that certain agreement dated May 26, 2001, a copy of which is attached ("Agreement").

                  WHEREAS, AirNet wishes to accept Mercer's resignation and to enter into an agreement with respect to competition as contemplated by the Agreement in accordance with the following terms and conditions.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. For good and valuable consideration described in the Agreement, Mercer agrees for a period of three (3) years, commencing on July 17, 2001 and ending on July 17, 2004, that he will not act as a consultant, manager, officer, director, shareholder, agent, owner, partner, employee or be affiliated in any other way with any business that competes with AirNet within the United States. This prohibition shall not preclude Mercer from owning stock in any competitive company whose stock is publicly

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traded, provided Mercer does not own more than 1% of the total outstanding stock of such company.

                  2. Mercer covenants and agrees that he shall hold in confidence all of the confidential and proprietary information which he possesses concerning the business of AirNet and he shall never, directly or indirectly, disclose, disseminate or supply any of such information to any person, firm or corporation, other than officers, directors and other employees of AirNet, unless directed by AirNet to do so in writing. Such information shall involve all financial information, customer lists, pricing information, projections, business plans, sales and marketing information and plans, and all non-public information concerning AirNet's business.

                  3. Each of the parties hereto further states and represents that he or it has carefully read the foregoing Agreement and knows the contents thereof, and that he or it has executed the same as his or its own free act and deed.

                  4. This Agreement may be executed in one or more counterparts, and any executed copy of this Agreement shall be valid and have the same force and effect as the originally-executed Agreement.

                  5. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio. If any provision or provisions hereof shall at any time be found or declared invalid or unenforceable, such finding or declaration shall not impair the remaining provisions hereof, but the same shall remain valid and enforceable.

                  6. Mercer's obligations and agreements under this Agreement shall be binding on Mercer's executors, legal representatives and assigns and shall inure to the

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benefit of any successors and assigns of AirNet. AirNet may, at any time, assign this Agreement or any of its rights or obligations arising hereunder to any party.

                  7. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof, except as otherwise provided herein. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by the party affected.

                  8. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereof to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  IN WITNESS WHEREOF, AirNet and Mercer have executed this Agreement as of the date first above written.

                                  AIRNET SYSTEMS, INC.

                                  By: /s/ Joel E. Biggerstaff
                                      ------------------------------

                                   /s/ Gerald G. Mercer
                                  ---------------------------
                                  Gerald G. Mercer




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